Exhibit 99.1

Lexmark announces restructuring

•	Exiting remaining business inkjet hardware to improve profitability
•	Actions expected to result in ongoing annualized savings of $95 million
•	Planning an additional $100 million in share repurchases during the remainder of 2012

LEXINGTON, Ky., August 28, 2012 – Lexmark International, Inc. (NYSE: LXK) today announced restructuring actions, including the exiting of the development and manufacturing of the company’s remaining inkjet hardware, which are expected to result in annualized savings of $95 million once fully implemented. Lexmark will continue to provide service, support and aftermarket supplies for its inkjet installed base.

“Today’s announcement represents difficult decisions, which are necessary to drive improved profitability and significant savings,” said Paul Rooke, Lexmark chairman and chief executive officer. “Our investments are focused on higher value imaging and software solutions, and we believe the synergies between imaging and the emerging software elements of our business will continue to drive growth across the organization.

“As we move forward, we remain confident in our strategy, competitiveness and ability to create value for shareholders,” added Rooke.

Taking Actions to Improve Profitability

The restructuring actions announced today are expected to result in reductions primarily in inkjet-related infrastructure as well as positions in research and development, supply chain and other support functions.

The actions include closing the Cebu, Philippines, inkjet supplies manufacturing facility by the end of 2015. The actions also include eliminating inkjet development worldwide, including costs related to facilities, tooling, equipment, contract termination, and scrapping in process inventory, which are expected to be principally complete by the end of 2013.

These restructuring actions are expected to result in the elimination of approximately 1,700 positions worldwide, including 1,100 manufacturing positions.

The company is working with its strategic advisors to explore the sale of the company’s inkjet-related technology.

These actions are expected to generate $85 million savings in 2013, increasing to ongoing annualized savings of $95 million beginning in 2015. Savings should be split approximately 65 percent to operating expense, and 35 percent to cost of goods sold. The company expects the majority of these savings to favorably impact pre-tax earnings.

The total program pre-tax cost for these actions is expected to be $160 million, with $110 million incurred in 2012, $30 million incurred in 2013, and the remaining $20 million incurred in 2014 and 2015. The total program cash flow impact for these actions is expected to be $75 million, with $40 million impacting 2012, $30 million impacting 2013, and the remaining $5 million impacting 2014 and 2015.

Maintaining Capital Allocation Discipline to Deliver Shareholder Value

Lexmark is continuing to execute on its previously announced capital allocation framework of returning more than 50 percent of free cash flow(1) to shareholders, on average, through dividends and share repurchases, while building and growing its solutions and software business through expansion and acquisitions.

Lexmark today announced that it plans an additional $100 million of share repurchases in the third and fourth quarter of 2012. With this action completed, Lexmark will have returned, through paid and declared dividends and share repurchases, more than $500 million to shareholders since mid-2011.

Lexmark’s Board of Directors approved an additional $200 million of share repurchase authority. Total share repurchase authority remaining after the additional $100 million repurchases will be $251 million.

Conference Call Today

The company will be hosting a conference call with securities analysts today at 8:30 a.m. (EDT). A live broadcast and a complete replay of this call can be accessed from Lexmark’s investor relations website at http://investor.lexmark.com. If you are unable to connect to the Internet, you can access the call via telephone at 888-693-3477 (outside the U.S. by calling 973-582-2710) using access code 24616118.

Lexmark’s presentation and supplemental slides which provide additional information regarding today’s announcements will be available on Lexmark’s investor relations website prior to the live broadcast.

About Lexmark
Lexmark International, Inc. (NYSE: LXK) provides businesses of all sizes with a broad range of printing and imaging products, software, solutions and services that help customers to print less and save more. Perceptive Software, a Lexmark company, is a leading provider of process and content management software that helps organizations fuel greater operational efficiency. In 2011, Lexmark sold products in more than 170 countries and reported more than $4 billion in revenue.

To learn more about Lexmark, please visit www.lexmark.com. For more information on Perceptive Software, please visit www.perceptivesoftware.com.

For more information on Lexmark, see the Lexmark Facebook page and follow us on Twitter.

For more information about Perceptive Software, please visit the company’s Facebook and Twitter profiles.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy, fluctuations in foreign currency exchange rates; inability to realize all of the anticipated benefits of the Company’s acquisitions; reliance on international production facilities, manufacturing partners and certain key suppliers; inability to be successful in the Company’s transition to a higher-usage, higher value product portfolio; possible changes in the size of expected restructuring costs, charges, and savings; failure to implement workforce reductions and execute planned cost reduction measures; market acceptance of new products and pricing programs; decreased supplies consumption; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller, including loss of retail shelf placements; periodic variations affecting revenue and profitability; excessive inventory for the Company and/or its reseller channel; failure to manage inventory levels or production capacity; credit risk associated with the Company’s customers, channel partners, and investment portfolio; aggressive pricing from competitors and resellers; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; entrance into the market of additional competitors focused on imaging and software solutions, including enterprise content management and business process management solutions; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; changes in the Company’s tax provisions or tax liabilities; fees on the Company’s products or litigation costs required to protect the Company’s rights; inability to obtain and protect the Company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which the Company may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; conflicts among sales channels; the failure of information technology systems; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

(1)	Free Cash Flow is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus proceeds from sale of fixed assets.

Investor Contact:
John Morgan
(859) 232-5568
jmorgan@lexmark.com

Media Contact:
Jerry Grasso
(859) 232-3546
ggrasso@lexmark.com